Exhibit 99.1

EMPLOYMENT AGREEMENT

This agreement dated as of November 28, 2005, between Everlast Worldwide Inc., a corporation incorporated under the laws of the State of Delaware, with its principal place of business located at 1350 Broadway (Suite 2300), New York, NY 10018 [the “Employer”], and Seth A. Horowitz, residing at 303 Mercer Street Apt. A104, NY, NY 10003.

In consideration of the premises together with other good and valuable consideration, the parties agree as follows:

1. EMPLOYMENT. Employer employs Employee, and Employee accepts employment, subject to the terms and conditions set forth in this agreement.

2. TERM. This agreement shall be effective from November 28, 2005, until December 31, 2010 and shall be automatically renewed for consecutive three year terms thereafter unless terminated by written notice made by either party at least 90 days prior to the expiration date of the original term or any renewal thereof

3. DUTIES. Employer employs Employee as the Chairman, President, and chief executive officer of Employer to perform services the same as, or generally consistent with, the services generally performed by such an officer and to assist in such operations of Employer, as may be reasonably requested by Employer.

4. EXTENT OF SERVICE. Employee shall devote his full business time, attention and energies, as well as his best talents and abilities, to the business of Employer in accordance with Employer’s instructions and directions and shall not, during the term of this agreement, be engaged in any other employment for any other employer.

Notwithstanding anything contained to the contrary herein, Employee may, from time to time and in his sole and absolute discretion, serve upon the Board of Directors of corporations, which do not compete directly with the business of the Employer.

5. COMPENSATION. (a) For all services rendered by Employee under this agreement, Employer agrees to pay Employee an annual base salary of $325,000 commencing on the date hereof.

(b) In addition to the base salary set forth above, the Employer agrees to pay the Employee an annual bonus equal to fifty-five (55%) percent of the Employee’s then annual base salary, which bonus shall be increased or decreased based upon the Employer’s achieving its “before tax profits” (“EBIT”) as set forth in its annual budget and certified by the Employer’s auditors and their certificate shall be conclusive. For example; If “before tax profits” (“EBIT”)

exceed budget by ten (10%) percent, then the bonus or incentive plan payment will be sixty-five (65%) percent (55% plus 10%) of the annual base salary. Likewise, if EBIT falls below budget by ten(10%), then the incentive plan payment will be reduced by ten (10%) to forty-five (45%) percent.

The bonus shall be paid to the Employee if the Employer achieves 100% of its budgeted “before tax profits” (EBIT). That sum shall also increase or decrease on a pro-rata basis if the “before tax profits” are greater or less than budget.

(c) In addition to the compensation set forth above, the Employee shall be considered for annual increases in the base salary and bonuses in amounts determined by the Board of Directors of the Employer.

(d) In the event of the death or termination of the employment of the Employee, the aforesaid bonuses shall be calculated and payable to him or his estate at the end of the fiscal year of his death or such termination on a pro-rata basis.

6. EMPLOYEE BENEFITS. In addition to any other items of compensation provided for herein, the Employee shall be entitled to the following benefits:

(a) The Employee shall be entitled to coverage in a health and medical plan, and shall be entitled to participate in (i) any retirement, life insurance, dental, disability or other plans or benefits, whether insured or self-insured, which the company may make available form time to time to its executives and (ii) any bonus plans, incentive, profit-sharing arrangement or similar plan, which the company, in its sole discretion, may establish from time to time for its executives.

(b) The Employee shall be entitled to participate in any stock option, stock bonus or stock purchase plan or program or any other similar plan or program which the Employer, in its sole discretion, may make available from time to time to its executives.

(c) The Employee shall be entitled to paid vacation during each year of this agreement for such length of time which the company affords to its senior executives, but in no event less than three weeks per year.

(d) The Employee shall be entitled to an automobile allowance, payable monthly, which automobile allowance shall be commensurate with his position and duties as the Chief Executive Officer of the Employer, and shall also include appropriate insurance.

(e) The Employee shall be entitled to reimbursement for garage parking in New York City for one automobile, which reimbursement shall be an amount which is reasonably and customarily charged in the area of the Employer’s principal offices.

(f) The Employee shall be entitled to be reimbursed promptly for all reasonable travel, meal, entertainment and other out-of-pocket expenses which are incurred by him in the performance of his duties hereunder and evidenced by appropriate documentation.

(g) The Employee shall, on January 9th, 2006, be issued 120,000 stock options for the common stock of the employer in accordance with the Company’s 2000 Stock option Plan.

7. RESTRICTIVE COVENANTS. (a) The Employee shall at no time during the Term and for a period of one (1) year thereafter disclose to any person or entity, or use for personal gain, any trade secrets belonging to the Employer, unless such information has otherwise been previously publicly disclosed through no fault or conduct of the Employee, or the Employee is required by law to disclose such information, or such information is within the public domain.

(b) The Employee shall not, without the prior written consent of the Employer, within the one (1) year period following the termination or expiration of this agreement solicit any employees, agents, or representatives of the Employer to join the Employee as a partner, employee, agent, or representative, in any competitive enterprise.

8. TERMINATION. (a) For Cause: The Employer shall have the right to terminate the employment of the Employee during the term of this agreement only if he has been convicted of a felony.

(b) Disability: If as a result of the Employee’s incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of his duties with the Employer for six (6) consecutive months, and within 30 days after written notice of termination is given, the Employee shall not have returned to said full-time performance of his duties, the Employer may terminate the employment of the Employee.

9. INDEMNIFICATION. (a) The company agrees to indemnify and hold the Employee harmless from and against any and all damages, liability, costs, claims, fees, obligations or expenses, including reasonable attorneys’ fees and expenses incurred arising out of or in connection with the rendering of any services by the Employee to the fullest extent permitted by the Employer’s Certificate of Incorporation and Bylaws, as now in effect or as hereafter amended.

(b) In addition to Section 9(a) above, the Employer shall at all times indemnify and hold harmless the Employee, his executors and administrators against and from any and all attorneys’ fees and court costs arising out of any legal proceedings to enforce the terms of this agreement.

10. CHANGE IN CONTROL. If there is a change in control of the Employer of a nature that (a) would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Act of 1934, as amended (the “Exchange Act”); or (b) the Employer enters into an agreement, the consummation of which would result in such a change of control; or (c) the stockholders of the Employer approve a merger or consolidation of the Employer with any other corporation or business entity; or (d) the stockholders of the Employer approve a plan of liquidation of the Employer or an agreement for the sale or disposition by the Employer of all or substantially all of its assets, then and in that event the Employee shall be entitled to and paid the following benefits upon the subsequent termination of his employment during the term of this agreement and in addition to the compensation and benefits otherwise set forth herein:

(i) A lump sum severance payment equal to 2.99 times the sum of the Employee’s current annual base salary and bonus. Said payment shall be made within five (5) days following termination; and

(ii) Any and all legal fees including all such fees and expenses incurred as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination) or in seeking to obtain or enforce any right or benefit provided by this agreement or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4399 of the Internal Revenue Code of 1986, as amended, to any payment or benefit provided herein.

(iii) Any deferred compensation, including, but not limited to deferred bonuses allocated or credited to the Employee as of the date of termination.

11. TERMINATION FOR GOOD REASON. The Employee shall be entitled to terminate his employment for “Good Reason.” For purposes of this agreement, “Good Reason” shall mean, without the Employee’s written consent, the occurrence after a change in control of the Employer of any of the following circumstances:

(a) The assignment to the Employee of any duties inconsistent with his status and position as it exists immediately prior to the change in control of the Employer or a substantial adverse alteration in the nature or status of his responsibilities from those in effect immediately prior to the change in control of the Employer;

(b) A reduction in the Employee’s annual base salary;

(c) The failure or refusal by the Employer to pay any portion of the Employee’s current compensation within seven (7) days of the date it is due;

(d) The failure or refusal by the Employer to continue in effect any bonus to which the Employee is entitled or any compensation plan in which the Employee participated immediately prior to the change in control of the Employer;

(e) The failure or refusal by the Employer to continue in effect any of the Employee’s benefits which existed immediately prior to the change in control of the Employer;

(f) The failure of the Employer to obtain a satisfactory agreement from any successor to assume and agree to perform this agreement.

12. INSURANCE. The Employer hereby agrees to include the Employee as named insured in any director and officer liability insurance policy it maintains on the same basis as is made available to the directors and other executive officers of the company.

13. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties in connection with the subject matter hereof No change or modification of this agreement shall be valid unless in writing and signed by the party against whom such change or modification is sought to be enforced.

14. ASSIGNMENT. This agreement is personal in its nature and the parties hereto shall not, without the consent of the other, assign or transfer this agreement or any of its rights or obligations hereunder; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon each successor of the Employer whether by merger, consolidation, transfer of all or substantially all assets, or otherwise. This agreement shall be binding upon the parties hereto and their successors and assigns.

15. CONSTRUCTION AND JURISDICTION. This agreement shall be construed and enforced in accordance with the laws of the State of New York.

16. SEVERABILITY. The invalidity or unenforceability of any provision of this agreement shall not affect the other provisions hereof, and this agreement shall be construed in all respects as if such invalid or unenforceable provision or provisions were omitted.

17. SECTION HEADINGS. The section headings contained herein have been inserted for convenience or reference only and shall in no way modify or restrict any of the terms or provisions hereof.

18. WAIVER OF BREACH. The waiver by any part hereto of a breach of any provision of this agreement shall not operate or be construed as a waiver by said party of any other or subsequent breach.

19. ARBITRATION. Any controversy or claim arising out of or relating to this agreement, or the breach of it, shall be settled by arbitration before three (3) arbitrators and in accordance with the Commercial Arbitration Rules of the American Arbitration Association , and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

20. NOTICES. All notices required or permitted to be given under this agreement shall be given in writing and delivered by registered or certified mail, postage prepaid, to the following addresses or to such other addresses which may have been designated by the respective parties hereto for this purpose, and shall be deemed to be given five days after the date of mailing:

If to the Employer:
Everlast Worldwide Inc.
1350 Broadway
Suite 2300
New York, New York 10018
Attention: Chairman of the Board of Directors (if not the Employee; if the

Chairman is the Employee, then to the Vice Chairman of the Board of Directors).

If to the Employee:
Mr. Seth A. Horowitz
303 Mercer Street Apt. A104
New York, NY 10003

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

Everlast Worldwide Inc.

BY: /s/ James K. Anderson
James K. Anderson
Vice Chairman of the Board of Directors

Employee

/s/ Seth A. Horowitz
Seth A. Horowitz